UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                   May 9, 2005


                              Galaxy Minerals, Inc.
             (Exact name of registrant as specified in its charter)


          Florida                        333-95549               65-0974212
      (State or other                   (Commission           (I.R.S. Employer
jurisdiction of incorporation)          File Number)         Identification No.)

                           500 Park Avenue, Suite 203
                           Lake Villa, Illinois 60046
               (Address of principal executive offices) (zip code)


                                 (847) 265-7600
              (Registrant's telephone number, including area code)

         (Former name or former address, if changed since last report.)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement.

      On May 9, 2005, we entered into a Securities Purchase Agreement (the "Agreement") with GCA Strategic Investment Fund Limited ("GCA Fund"), pursuant to which GCA Fund agreed to purchase Convertible Secured Promissory Notes (the "Notes") from us, in an amount up to a total of $6,000,000. Under the Agreement, GCA Fund will purchase the Notes at our request until a total of $6,000,000 in Notes has been purchased.

      Upon the execution of the Agreement, on May 9, 2005, at our request, GCA purchased Notes totaling $2,200,000. Under the terms of the Agreement and the Notes, we only receive 85% of our requested amount in cash. Therefore, on May 9, 2005, we received $1,870,000 from GCA Fund in exchange for the Note totaling $2,200,000. GCA Fund has also given us written confirmation of their intention to purchase an additional $300,000 Note as soon as we are able to increase our authorized common stock.

      The Notes are due five years from their date of issuance. If we do not timely pay the Notes in accordance with their terms they begin to accrue interest at a rate of twelve percent (12%) per annum. GCA Fund also has the option, at any time, to convert the amounts due under the Notes into shares of our common stock. The number of shares of common stock to be issued upon each conversion shall be determined by dividing the amount to be converted by the conversion price in effect on the date a notice of conversion is delivered to us. The conversion price is equal to 95% of the average of the three lowest closing bid prices for the twenty (20) trading days immediately prior to the date of the related notice of conversion. If GCA Fund elects to convert any amounts due under the Notes, in addition to the common stock, we will issue GCA Fund a Common Stock Purchase Warrant exercisable for shares of our common stock equal to fifteen percent (15%) of the number of common shares into which the Notes are convertible on the trading day prior to the Closing Date. On May 9, 2005, with our initial $2,200,000 Note, we issued GCA Fund a warrant to purchase 9,705,882 shares of our common stock.

      Pursuant to the terms of a Security Agreement dated May 9, 2005, our repayment of the principal and interest due under the Notes is secured by all our rights, title and interest, including proceeds thereof, that we currently have in the following: (i) the Joint Venture Agreement relating to the Yellow Jacket and Phoenix Mines and adjoining areas; (ii) the Project Acquisition Agreement between us, Searchlight Exploration, LLC and The McIntyre/Bauman New Jersey Trust dated as of October 31, 2004; and (iii) the Bonanza Gold Project Acquisition Agreement between us and Searchlight Exploration, LLC dated as of March 14, 2005.

      Pursuant to the terms of a Registration Rights Agreement dated May 9, 2005, we agreed to file a registration statement with the Securities and Exchange Commission within 45 days (June 23, 2005) from the date of the Agreement covering the resale of any common stock acquired by (or potentially acquirable by) GCA Fund upon the conversion of the Notes, or exercise of the Common Stock Purchase Warrants, with a goal of having the registration statement declared effective on a date no longer than ninety days from the date of the Agreement (August 8, 2005).


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

      In order to induce GCA Fund to execute the Agreement, GCA Fund required security in addition to the security offered by us under the Security Agreement. Therefore, Oro Blanco, LLC, a Nevada limited liability company, Scott Goldstein, an individual, and Stealth Enterprises Inc., an Illinois corporation, executed a Pledge Agreement in favor of GCA Fund, pledging the mineral rights they own in the Yellow Jacket and Phoenix Gold Mines to further secure our payment under the Notes. In exchange for these parties executing the Pledge Agreement, we executed a Security Agreement with Oro Blanco, LLC, dated May 6, 2005, wherein we granted Oro Blanco, LLC, a first lien and security interest in all our equipment, including our mining equipment, all our vehicles, any property purchased with the GCA Fund financing, and any other personal property we own that is located at the Yellow Jacket and Phoenix Mines, up to a total of $1,750,000.

Item 3.02   Unregistered Sales of Equity Securities

      On May 9, 2005, in conjunction with the above-described financing transaction, we issued a Convertible Secured Promissory Note in the principal amount of $2,200,000 and Warrants to purchase 9,705,882 shares of our common stock to one investor, GCA Fund, in exchange for $1,870,000 in cash. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the shareholder is accredited.

EXHIBITS

10.1 Securities Purchase Agreement with GCA Strategic Investment Fund Limited dated May 9, 2005

10.2 Form of Convertible Secured Promissory Note to GCA Strategic Investment Fund Limited

10.3 Form of Common Stock Purchase Warrant issued to GCA Strategic Investment Fund Limited

10.4 Security Agreement with GCA Strategic Investment Fund Limited dated May 9, 2005

10.5 Registration Rights Agreement with GCA Strategic Investment Fund Limited dated May 9, 2005

10.6        Escrow  Agreement with GCA Strategic  Investment  Fund Limited dated
            May 9, 2005

10.7 Pledge Agreement with Scott Goldstein, Stealth Enterprises, Inc., Oro Blanco, LLC, GCA Strategic Investment Fund Limited dated May 6, 2005

10.8        Security Agreement with Oro Blanco Mining, LLC dated May 6, 2005


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    Galaxy Minerals, Inc.,
                                                    a Florida corporation


Dated:  May 13, 2005                                /s/ Matthew J. Symonds
                                                    ----------------------------
                                                    By:  Matthew J. Symonds
                                                    Its:  President


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